UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 16, 2009

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20979	59-0712746
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer I.D.)

7100 Grade Lane, PO Box 32428

Louisville, Kentucky  40232
(Address of principal executive offices)

(502) 368-1661
(Registrant's telephone number, including area code)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement

(1)        Exchange agreement parties, related party disclosures and purposes of transactions.  On July 16, 2009, Industrial Services of America, Inc. entered into an agreement and plan of share exchange with Harry Kletter Family Limited Partnership and 7124 Grade Lane LLC, and a second agreement and plan of share exchange with Harry Kletter Family Limited Partnership and 7200 Grade Lane LLC for the purpose of acquiring properties at 7124 Grade Lane and 7200 Grade Lane, Louisville, Kentucky owned respectively by 7124 Grade Lane LLC and 7200 Grade Lane LLC.  Harry Kletter is the chairman and chief executive officer of ISA and also the general partner of the limited partnership.  The limited partnership in turn is the sole member of each of 7124 Grade Lane LLC and 7200 Grade Lane LLC.  In addition Mr. Kletter, his spouse and affiliates currently own in the aggregate greater than 41% of the outstanding voting common stock of ISA.

Under one exchange agreement, ISA has offered 367,187 shares of its common stock, currently based on a price of $6.40 per share, for a purchase price of $2,349,996.80 to the limited partnership for its membership interest in 7200 Grade Lane LLC.  Under the second exchange agreement, ISA has offered 132,813 shares of its common stock, currently based on a price of $6.40 per share, for a purchase price of $850,003.20 to the limited partnership for its membership interest in 7124 Grade Lane LLC.

ISA has undertaken the transaction due to the strategic location of the properties, which it believes are necessary for the growth of its operations.  ISA has invested approximately $10 million in a shredder that commenced operations in June 2009, which is partially located on the 7124 Grade Lane tract.  ISA also plans to move its alloys division from 3409 Camp Ground Road, Louisville, Kentucky, to 7200 Grade Lane to create greater synergies with its other recycling operations.  Without ownership of the properties, ISA estimates $30,000 in additional monthly rental will be due to the limited liability companies without the completion of the acquisition of the ownership of the real estate.  Currently the limited liability companies are not charging ISA rent.  ISA has chosen to use, in the aggregate, 500,000 newly issued unregistered shares of its $.005 par value common stock as consideration for the transaction in order to preserve its cash due to its growing business and demands on working capital.  No registration rights will be available in connection with the newly issued shares.

(2)        Summary of exchange agreements and approvals.  Each exchange agreement provides that if the average price of ISA common stock during the 30 days immediately prior to the closing is less than $3.40 or more than $9.40 per share either ISA or the limited partnership has the ability to terminate either exchange agreement by written notice to the other parties.  The anticipated closing date is mid-August, 2009.

With the exception of a different limited liability company, a description of the real property owned by that limited liability company and the number of shares that ISA is offering to exchange for the membership interests in that limited liability company, the exchange agreements are the same.  Consequently, the discussion of the exchange agreements in this Form 8-K applies to each exchange agreement.

In determining the price of $6.40 per share currently for an aggregate consideration currently of $3,200,000, ISA relied upon two appraisals prepared by Lohan Realty Resources, Inc. in Louisville, Kentucky, a member of the Appraisal Institute, which appraised the real property owned by each of the limited liability companies.  As of the date of the appraisals, July 3, 2009, the property at 7124 Grade Lane owned by 7124 Grade Lane LLC had an "as is" estimated market value of $850,000 while the property located at 7200 Grade Lane owned by 7200 Grade Lane LLC had an "as is" estimated market value of $2,350,000 for a combined "as is" estimated market value of $3,200,000.

Under the exchange agreements no environmental studies or indemnifications are being provided by the limited partnership or either limited liability company in connection with the sale of the membership interests to ISA.  The appraisal for 7200 Grade Lane indicates that the continuing use of the subject site as a scrap processing facility raises environmental concerns.  Each appraisal states that the presence of environmentally hazardous materials may affect the value of that property and further that the value is based upon the property being environmentally unimpaired.  ISA, under its inspection rights provided in each exchange agreement, has the ability to undertake an environmental study, which it currently is not planning to pursue.

Under each exchange agreement, ISA has released and discharged the limited partnership and its affiliates, agents and advisors and assigns from claims against any of those parties related to 7200 Grade Lane LLC or 7124 Grade Lane LLC, as applicable, that existed on or prior to the closing date, other than any claim arising under each exchange agreement.  In addition to the release and discharge ISA agrees to indemnify and hold the limited partnership harmless from any claims, actions or damages, among other items, arising out of the membership interests except to the extent that ISA is entitled to indemnification under the applicable exchange agreement, which indemnity from the limited partnership is for violation of any representations and warranties made by the limited partnership or the related limited liability company under that exchange agreement.

Under each exchange agreement, the limited partnership and, where applicable, the related limited liability company have made certain representations and warranties, including,

--          good title to the membership interest in the related limited liability company,

--          the power and authority of each limited partnership and the related limited liability company to enter into the exchange agreement,

--          the due formation and valid existence of each limited liability company,

--          the execution, delivery and performance of the applicable exchange agreement by the limited partnership and the related limited liability company not resulting in,

--          any lien upon the real property owned by the applicable limited liability company,

--          any violation of the charter of the limited partnership or the related limited liability company,

--          the requirement for any consent of any third party,

--          any violation of any law applicable to either the limited partnership or the related limited liability company, or

--          assuming consent of lenders, any material violation or breach of or default under any contract to which the limited partnership or related limited liability company is a party.

Additional representations and warranties of the limited partnership, and where applicable, the related limited liability company are as follows:

--          the applicable limited liability company is not engaged in any business activities other than owning real property and leasing it to ISA,

--          there is no litigation against either the limited partnership or the related limited liability company that would impede the consummation of the transactions,

--          neither the limited partnership nor the related limited liability company has received written notice of any existing violations of applicable law, including environmental law,

--          the current use of the respective properties does not violate zoning laws,

--          the related limited liability company holds fee simple title to its real property, and no improvements have been made on such real property in the last 120 days,

--          each limited liability company has filed all required tax returns and has no material liabilities in excess of $50,000,

--          the related limited liability company has not executed any leases for all or part of the real property other than as set forth on schedules,

--          each limited liability company has elected to be treated as a corporation for federal income tax purposes, and

--          the limited partnership is acquiring the shares from ISA for its own account with the present intention of holding them for purposes of investment.

ISA has made certain representations and warranties including,

--          the due authorization, power and legal right of ISA to enter into each exchange agreement,

--          no representations have been made as to the accuracy or completeness of the records by the limited partnership or its representatives except as contained in the applicable exchange agreement,

--          there is no litigation pending or threatened against ISA that impedes or is likely to impede the ability of ISA to consummate the transactions under the applicable exchange agreement, and

--          the shares of ISA common stock that ISA issued pursuant to the applicable exchange agreement will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights at the time of issuance.

For a period of one year after the date of closing, each exchange agreement limits the ability of ISA to liquidate the applicable limited liability company or to merge it into ISA or into any third party or to otherwise sell or dispose of the interest of ISA in the applicable limited liability company.  Further each exchange agreement prohibits ISA from causing the applicable limited liability company to sell or otherwise dispose of its assets for a period of one year after the date of closing in order to satisfy applicable tax regulations currently applied to the limited liability companies and their current owner, the limited partnership.

Under each exchange agreement, the representations made by the limited partnership survive for a period of one year from the date of closing.  ISA must file any claim that ISA would have the right to pursue for a violation of any representations by the limited partnership within that one year period.

The conditions to the closing of the transactions by the limited partnership, under each exchange agreement, are the following:

--          the representations of ISA shall be true and accurate in all material respects subject to changes caused by the acts or omissions of the applicable limited liability company or the result of ISA operations in the normal course of business,

--          ISA has performed and complied in all material respects with the terms of the applicable exchange agreement,

--          the limited partnership shall have received satisfactory substitution, releases and approvals from lenders as necessary, and

--          the limited partnership shall not have terminated the applicable exchange agreement due to the average price of the common stock of ISA during the 30 days immediately prior to closing being less than $3.40 or more than $9.40 per share.

The conditions to the closing of the transactions by ISA, under each exchange agreement, are the following:

--          the representations of the limited partnership shall be true and accurate in all material respects subject to changes caused by the acts or omissions of ISA or the result of the operations of the applicable limited liability company and the related real property in the normal course of business,

--          the limited partnership has performed and complied in all material respects with the terms of the applicable exchange agreement,

--          ISA shall have delivered or otherwise made available an information statement subject to the requirements of section 14(c) of the Securities Exchange Act of 1934, as amended, to the stockholders of ISA,

--          ISA shall not have terminated the applicable exchange agreement either during the inspection period ending August 7, 2009, or due to the average price of ISA common stock during the 30 days immediately prior to closing being less than $3.40 or more than $9.40 per share, and

--          any lender holding a lien on the applicable real property shall have consented to the transaction.

During the inspection period, in addition to the right to undertake environmental studies, ISA has the right to review the records of the limited partnership and records related to the real property during normal business hours upon prior reasonable notice to the limited partnership during the inspection period.  If ISA is not satisfied with the results of its inspections then ISA has the right to terminate this agreement during the inspection period that ends August 7, 2009.

ISA is responsible for all filing and other costs and the fees and expenses of the limited partnership, the limited liability companies and its own costs.

NASDAQ requires that ISA obtain stockholder approval prior to the issuance of its common stock in connection with the acquisition of the membership interests in the limited liability companies, if any director, officer or a substantial shareholder of the listed company has a 5% or greater interest directly or indirectly in the assets of the company to be acquired and the presence or potential issuance of common stock could result in an increase in outstanding common shares of voting power of 5% or more in the NASDAQ listed company.  The issuance of the anticipated 500,000 shares would result in the outstanding voting common stock of ISA increasing by 13.2% after the consummation of the transactions.

The audit committee, comprised of independent directors, in reliance upon a review of the exchange agreements, the appraisals and an internally prepared memorandum that indicated the need for the use of the properties at 7124 Grade Lane and 7200 Grade Lane to support the operation of the recently installed $10,000,000 shredder, part of which is located at 7124 Grade Lane, recommended approval of, and that the board of directors approve, the exchange agreements and the transactions contemplated by the exchange agreements.  Similarly, the board of directors, without the participation of Mr. Kletter, upon review of the exchange agreements, the appraisals and the internal memorandum recommended to the stockholders their approval of these transactions.  Nine stockholders beneficially owning in the aggregate 50.31% of the outstanding voting stock of ISA, by virtue of a written consent in lieu of a special meeting as of July 16, 2009, have approved the transactions contemplated by the exchange agreements.  In voting to approve the transactions by written consent Mr. Kletter, his spouse and affiliates had beneficial ownership of greater than 41% of the outstanding voting common stock of ISA.

Item 8.01        Other Events

On July 17, 2009, the Registrant published a press release regarding the agreements to purchase property described in Item 1.01 above.

Item 9.01        Financial Statements and Exhibits

d.         Exhibits

Exhibit #	Description
10.1	Agreement and Plan of Share Exchange by and between Harry Kletter Family Limited Partnership, 7124 Grade Lane LLC, and Industrial Services of America, Inc., dated as of July 16, 2009

10.2	Agreement and Plan of Share Exchange by and between Harry Kletter Family Limited Partnership, 7200 Grade Lane LLC, and Industrial Services of America, Inc., dated as of July 16, 2009

99.1	Press Release dated July 17, 2009, regarding the agreements to purchase property

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

DATED: July 17, 2009	By:	/s/ Alan L. Schroering
Alan L. Schroering Chief Financial Officer